                                                                      EXHIBIT 11

                       PAYMENTECH, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           THREE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                       ---------------------------
                                                                           1997            1996
                                                                       -----------     -----------
Primary
-------
Net income (loss)..............................................        $     4,172     $    (3,284)
                                                                       -----------     -----------
Weighted average common equivalent shares outstanding
      Average common shares outstanding........................         35,258,197      31,703,181
      Common stock equivalents -- stock options................            194,184         420,578
                                                                       -----------     -----------
      Weighted average common and common stock
         equivalent shares.....................................         35,452,381      32,123,759
                                                                       ===========     ===========

Net income (loss) per share....................................        $      0.12     $     (0.10)
                                                                       ===========     ===========
Fully diluted
-------------
Net income (loss)..............................................        $     4,172     $    (3,284)
                                                                       -----------     -----------
Weighted average common and common equivalent
      shares outstanding
      Average common shares outstanding........................         35,258,197      31,703,181
      Common stock equivalents -- stock options................            195,417         455,745
                                                                       -----------     -----------
      Weighted average common and common stock
         equivalent shares.....................................         35,453,614      32,158,926
                                                                       ===========     ===========

Net income (loss) per share assuming full dilution.............        $      0.12     $     (0.10)
                                                                       ===========     ===========